EXHIBIT 23.3






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on this Form S-1 (File No. 333-42643) of our report dated September 26, 1997 on our audits of the consolidated combined financial statements of Fort Lock Group. We also consent to the reference to our firm under the caption "Experts."



                           ALTSCHULER, MELVOIN AND GLASSER LLP


Chicago, Illinois
January 30, 1998